SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 22, 2009

ALLIANCE DATA SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17655 WATERVIEW PARKWAY

DALLAS, TEXAS 75252

(Address and Zip Code of Principal Executive Offices)

(972) 348-5100

(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01.	Other Events

On January 1, 2009, Alliance Data Systems Corporation (the “Company”) adopted Financial Accounting Standards Board Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion” (“FSP APB No. 14-1”). FSP APB No. 14-1 requires that the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) be separately accounted for in a manner that reflects an issuer’s nonconvertible debt borrowing rate. Furthermore, FSP APB No. 14-1 requires retrospective application to all periods presented. The adoption of FSP APB No. 14-1 changed the historical accounting for the Company’s $805.0 million aggregate principal amount of convertible senior notes due 2013 (the “Convertible Senior Notes”).

The Company is filing this Current Report on Form 8-K to reflect the impact of the adoption of FSP APB No. 14-1 on previously issued financial statements. This will permit the Company to incorporate these financial statements by reference, and otherwise, in future Securities and Exchange Commission filings. Accordingly, the following items of the Company’s Annual Report on Form 10-K are being re-issued to reflect the impact of the adoption of FSP APB No. 14-1 and are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein:

•	Part II, Item 6—Selected Financial Data

•	Part II, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operation

•	Part II, Item 7A—Quantitative and Qualitative Disclosures About Market Risk

•	Part II, Item 8—Financial Statements and Supplementary Data

•	Exhibit 12.1—Computation of Ratio of Earnings to Fixed Charges

The revised sections of our Annual Report on Form 10-K included in this Current Report on Form 8-K have not otherwise been updated for activities or events occurring after the date this information was presented in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. This Current Report on Form 8-K should be read in conjunction with the Form 10-K (except for items 6, 7, 7A, and 8, which are included in this Current Report on Form 8-K), our Quarterly Report on Form 10-Q for the period ended March 31, 2009 and the Company’s Current Reports on Form 8-K and any amendments thereto for updated information. Unaffected items of our Annual Report on Form 10-K for the year ended December 31, 2008 have not been repeated in this Current Report on Form 8-K.

This Current Report on Form 8-K and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2008 and Item 1A of our Quarterly Report on Form 10-Q for the period ended March 31, 2009.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this quarterly report reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group L.P., including risks and uncertainties arising from actions that the parties to the merger agreement or others may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP

99.1	For the fiscal year ended December 31, 2008:

Part II, Item 6: Revised Selected Financial Data
Part II, Item 7: Revised Management’s Discussion and Analysis of Financial Condition and Results of Operation
Part II, Item 7A: Revised Quantitative and Qualitative Disclosures About Market Risk
Part II, Item 8: Revised Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: May 22, 2009	By:	/S/ MICHAEL D. KUBIC
Michael D. Kubic Senior Vice President, Interim Chief Financial Officer, Corporate Controller, and Chief Accounting Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP

99.1

For the fiscal year ended December 31, 2008:

Part II, Item 6: Revised Selected Financial Data

Part II, Item 7: Revised Management’s Discussion and Analysis of Financial Condition and Results of Operation

Part II, Item 7A: Revised Quantitative and Qualitative Disclosures About Market Risk

Part II, Item 8: Revised Financial Statements and Supplementary Data

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